UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                  February 9, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

See BUSINESS – “Regulation – Nuclear Regulation” of The Southern Company (“Southern”) and Georgia Power Company (“Georgia Power”) in Item 1 of the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”), MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction – Nuclear” of Georgia Power in Item 7 of the Annual Report and Note 3 to the financial statements of Southern under “Retail Regulatory Matters – Georgia Power – Nuclear Construction” and of Georgia Power under “Construction – Nuclear” in Item 8 of the Annual Report.  See also MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction Program” of Southern, MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction – Nuclear” of Georgia Power and Note (B) to the Condensed Financial Statements under “State PSC Matters – Georgia Power – Nuclear Construction” of Southern’s and Georgia Power’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 for information relating to the application of Southern Nuclear Operating Company, Inc. with the Nuclear Regulatory Commission (the “NRC”) for combined construction and operating licenses (“COLs”) for two new nuclear generating units at Plant Vogtle (“Plant Vogtle Units 3 and 4”).
The NRC certified Westinghouse Electric Company LLC’s Design Certification Document, as amended, for the AP1000 reactor design, effective December 30, 2011.  On February 9, 2012, the NRC affirmed a decision directing the NRC staff to proceed with issuance of the COLs for Plant Vogtle Units 3 and 4 in accordance with its regulations.  The COLs were  received on February 10, 2012.  Receipt of the COLs allows full construction to begin on Plant Vogtle Units 3 and 4, which are expected to attain commercial operation in 2016 and 2017, respectively.
There have been multiple technical and procedural challenges to the construction and licensing of Plant Vogtle Units 3 and 4.  Similar additional challenges at the state and federal level are expected as construction proceeds.  The ultimate outcome cannot be determined at this time.

Cautionary Note Regarding Forward-Looking Statements
Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements regarding the completion of Plant Vogtle Units 3 and 4 and the expected commercial operation dates for Plant Vogtle Units 3 and 4.  Southern and Georgia Power caution that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Annual Report, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia Public Service Commission and NRC approvals and potential U.S. Department of Energy loan guarantees; state and federal rate regulations and the impact of future rate cases and regulations; changes in business conditions; the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries; ability to control costs and avoid cost overruns during the development and construction of Plant Vogtle Units 3 and 4; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effect on Southern’s and Georgia Power’s business resulting from terrorist incidents and the threat of terrorist incidents, including cyber intrusion; and the ability of counterparties to make payments as and when due and to perform as required.  Southern and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2012	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary
GEORGIA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary